UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue, Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)    On November 9, 2017, Perry Ellis International, Inc. (the “Company”) announced the appointment of Jorge Narino, age 50, as its Interim Chief Financial Officer. Mr. Narino was elevated to the CFO role on an interim basis after serving Perry Ellis for 13 years in positions of increasing responsibility, including as Vice President, Assistant Controller between May 2007 and July 2016, and as Senior Vice President of SEC Financial Reporting since July 2016. Prior to joining the Company, Mr. Narino, who is a certified public accountant, spent 12 years in public accounting at KPMG, LLP and BDO USA, LLP.

Mr. Narino succeeded David Rattner who resigned on November 9, 2017 to pursue other opportunities.

Mr. Narino will receive an annual base salary and other benefits consistent with the Company’s benefits for senior management, including eligibility to participate in the Company’s Management Incentive Compensation Plan and Long-Term Incentive Compensation Plan.

A copy of the press release issued by the Company on November 9, 2017 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Perry Ellis International, Inc. press release issued on November 9, 2017.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Perry Ellis International, Inc. press release issued on November 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: November 14, 2017	By:	/s/ Tricia McDermott Thompkins
Tricia McDermott Thompkins, General Counsel